UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2021

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 552-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 24, 2021, Quidel Corporation (“Quidel”), Quidel Cardiovascular Inc., a wholly-owned subsidiary of Quidel (“QCI”) and Beckman Coulter, Inc. (“Beckman Coulter”) entered into a Master Agreement (the “Master Agreement”) pursuant to which, among other matters, QCI’s business of selling and distributing the BNP Test for the Beckman Coulter Access Family of Immunoassay Systems (the “BNP Business”) will be transitioned to Beckman Coulter. Pursuant to the Master Agreement, on a country by country basis, QCI will discontinue offering its Triage® BNP assay and Beckman Coulter will offer its own branded BNP assay to the market. Prior to Beckman Coulter introducing its own branded product to the market, in certain countries, QCI will grant Beckman Coulter exclusive rights to distribute the Triage® BNP assay in such countries. The parties are targeting the initial commercial transition, including in the US, to be completed by late August 2021. Prior to the initial commercial transition to Beckman Coulter, QCI will continue to operate the Triage® BNP Business.

Under the Master Agreement, as consideration for the transactions contemplated thereby, during each of calendar years 2022 through and including 2029, Quidel will receive a minimum payment of $70 million (with amounts of $17.5 million payable quarterly), and a maximum payment of $75 million, with the additional $5 million dependent on sales volume of Beckman Coulter assays. Such minimum and maximum payments will be pro-rated for 2021, based on the period commencing on the date of the initial commercial transition through December 31, 2021. The consideration is payable for, among other items, Quidel’s continued supply to Beckman Coulter of the Quidel antibody that Beckman Coulter uses in the manufacture of the BNP assay, and the settlement of the litigation between Beckman Coulter and Quidel as discussed below.

Pursuant to the Master Agreement, Quidel and Beckman Coulter concurrently entered into a settlement agreement to resolve all disputes relating to the parties’ existing BNP Supply Agreement, among other matters, and within five business days, Beckman Coulter will dismiss with prejudice the complaint against Quidel that was filed in the Superior Court for the County of San Diego, California.

In addition, the parties entered into other related agreements under the Master Agreement, including a Transition Services Agreement, pursuant to which the parties will provide various transitional services, a Supply Agreement for the supply by QCI of the Quidel antibody and other components used in the manufacture of the BNP assay, and a Distribution Agreement, granting Beckman Coulter the right to sell and distribute the Triage® BNP assay as described above.

The Master Agreement and the related agreements contains customary representations, warranties and covenants made by each of QCI, Quidel and Beckman, as well as mutual indemnification obligations.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 26, 2021, Quidel issued a press release announcing the settlement of the above referenced litigation and the transition of the BNP Business to Beckman Coulter. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibits

10.1	Master Agreement, dated as of July 24, 2021, by and among Quidel Corporation, Quidel Cardiovascular, Inc., and Beckman Coulter, Inc. +

99.1	Press release, dated July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Quidel agrees to furnish copies of any such schedules or similar attachments to the Securities and Exchange Commission (“SEC”) upon request. In addition, certain provisions of this exhibit have been redacted because Quidel customarily treats the redacted information as private or confidential and the omitted information is not material. Quidel agrees to promptly provide to the SEC on a supplemental basis an unredacted copy of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer